EXHIBIT 10.19

CONSULTING AGREEMENT

Agreement made this 14th day of November, 2003, by and between CBG Mortgage, Inc., a Wisconsin corporation, which maintains its principal office at 101 Falls Road, Grafton, Wisconsin, hereafter referred to as "CBG"; and Blarney Stone Consulting, LLC, of 14460 Surrey Bend, Brooksville, FL 34609, hereafter referred to as "BSC".

RECITALS

WHEREAS, CGB is a wholly owned subsidiary of Merchants and Manufacturers Bancorporation, Inc., a multi-bank holding company, and

WHEREAS, CBG supplies mortgage brokerage services including training and development to banks owned by Merchants, and

WHEREAS, BSC has expertise in these areas, and

WHEREAS, CBG does desire to engage BSC on a non-exclusive basis

NOW THEREFORE, as an inducement to BSC to provide consulting services and advise CBG on matters which are within the area of expertise; and for good and other valuable consideration; and on the terms, provisions, and conditions hereof, the parties agree as follows:

SECTION ONE
INCORPORATION BY REFERENCE

The forgoing recitals are incorporated herein by this reference; and this agreement shall be construed by reference thereto.

SECTION TWO
NATURE AND TERM OF SERVICE

CBG agrees to engage the services of BSC and BSC agrees to perform services as Consultant for a term of three (3) years, from January 15, 2004 to January 15, 2007.

BSC shall provide an average of 35 hours per month of consulting services in areas of its expertise.  17.5 of said hours to be provided by BSC on-site at one or more locations of CBG, its parent company or one of its affiliates.

SECTION THREE
DUTIES AND RESPONSIBILITIES

During the term of this agreement BSC shall devote its nonexclusive services to CBG for an average of 35 hours per month.  Said services shall include serving on the board of directors, consulting with the President of CBG Mortgage, Inc. and other areas as determined by the Chairman of Merchants.

SECTION FOUR
COMPENSATION

In consideration of all services rendered during the term of this agreement, including any necessary travel time, BSC shall be compensated at a rate of $4,283.83 Per month, which compensation shall be due and payable at the end of each month.

CBG will not deduct federal, state, and social security taxes, or workman's compensation, or unemployment insurance premiums, from such compensation, the payment of which shall be the sole and exclusive responsibility of BSC as an independent contractor.  BSC shall also be responsible for any and all pertinent benefit items including, but not limited to retirement plans contributions, and medical and dental insurance premiums.

CBG will arrange for the transfer to BSC of the automobile currently being using by Thomas Sheehan.

SECTION FIVE
RELATIONSHIP OF PARTIES

The parties to this agreement stipulate that BSC is a LLC, and that the relationship created by this agreement is that of a principal-independent contractor; and that BSC is not an employee of CBG or any of its subsidiaries; and that BSC is not entitled to benefits normally provided by CBG to an employee.  It is further agreed and understood that by reason of the independent contractor status of consultant, CBG will not withhold from compensation paid to BSC any sums for federal and state withholding taxes and/or FICA taxes, and/or unemployment or workmen's compensations insurance.

BSC may operate its business for the benefit of others during those periods when BSC is not performing work under this contract for CBG.

BSC will be responsible for, and shall hold CBG harmless by reason of any negligence, or intentional acts or omissions that may cause damage to any person or party as a result of the performance of this agreement.

SECTION SIX
TERMINATION

This agreement will terminate upon the death or disability of Thomas J. Sheehan or upon the date specified in Section Two of this Agreement, as the case may be.

SECTION SEVEN
CONFIDENTIALITY

BSC acknowledges that any information BSC has obtained or will obtain in the future regarding the operation of CBG, its products, services, policies or any other aspect of its business is confidential; and shall not be revealed or disclosed to any person, company, or other entity without the express written permission of CBG.  BSC acknowledges that they are aware of, and will adhere to, the restrictions of the privacy provisions of the Gramm-Leach-Bliley Act, and as amended from time-to-time.  This provision shall be in full force and effect from the effective date of this agreement, and shall survive the termination of this agreement unless extended due to the provisions of any pertinent law or statute.

SECTION EIGHT
CHANGES AND ALTERATIONS

No change, alteration, modification, or addition to this agreement shall be effective unless in writing and properly executed by the parties hereto.

SECTION NINE
ASSIGNMENT

This agreement may not be assigned or otherwise transferred by either party hereto.

SECTION TEN
OTHER AGREEMENTS

This agreement supersedes all previous agreements and understandings with respect to the matters covered hereby.  Agreements dated prior to the execution of this agreement between Thomas J. Sheehan and Merchants, parent of CBG are hereby terminated on the effective date of this agreement.

SECTION ELEVEN
APPLICABLE LAW

This agreement and any disputes relating thereto shall be construed under and pursuant to the laws of the State of Wisconsin

SECTION TWELVE
CONTRACT TERMS EXCLUSIVE

This agreement constitutes the entire agreement between the parties hereto and the parties acknowledge and agree that neither of them has made any representations with respect to the subject matter of this agreement, or any representations inducing the execution and delivery hereof; except as specifically set forth herein; and each of the parties hereto acknowledge that he or it has relied on its own judgment in entering the same.

IN WITNESS WHEREOF, the parties here have executed this agreement on the date first written above.

Blarney Stone Consulting, LLC

By /s/ Thomas Sheehan

CBG Mortgage Inc.

By /s/ Thomas Sheehan

Approved:
Merchants and Manufacturers Bancorp, Inc.

By /s/ Michael J. Murry